Exhibit 13.1

I, Anthony Chow, certify that:

1.	This annual report on Form 20-F of the Newegg Commerce, Inc. (the “Company”) for the year ended December 31, 2022, (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony Chow
Anthony Chow
Chief Executive Officer

Date: April 27, 2023